Exhibit 23.2


                         CONSENT OF INDEPENDENT AUDITORS



We consent to the use of our report dated April 5, 1996, with respect to the consolidated financial statements and schedules of ACT Teleconferencing, Inc. included in the Annual Report (Form 10-KSB) for the year ended December 31, 1995 in the Company's Form 10-KSB for its fiscal year ended December 31, 1996.



                                       VAN DORN & BOSSI


Boulder, Colorado
April 15, 1997